UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

DELEK US HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

(i) On December 29, 2008, Delek US Holdings, Inc. (“Delek US”) entered into an amendment to its credit agreement dated March 30, 2007 (the “Lehman Credit Agreement”) with Lehman Commercial Paper, Inc. (“LCPI”), as administrative agent, Lehman Brothers, Inc. (“LBI”), as arranger and joint book runner, and JPMorgan Chase Bank, N.A., as documentation agent, arranger and joint book runner. Among other things, the amendment permits Delek US to incur an additional $60 million in third party debt and increases the amount of assets that Delek US and its subsidiaries are permitted to divest per calendar year. LBI serves as advisor, sole lead arranger and sole bookrunner and LCPI serves as administrative agent under the senior secured credit facility for MAPCO Express, Inc., a wholly-owned subsidiary of Delek US.

(ii) On December 30, 2008, Delek Finance, Inc., a wholly-owned subsidiary of Delek US, entered into a $15 million promissory note and a $30 million amended and restated term loan note with Israel Discount Bank of New York. The $15 million note matures on December 31, 2009. The amended and restated note matures on December 31, 2011 and replaces the $30 million promissory note between the parties dated May 23, 2006 which would have matured on May 30, 2009.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2009

DELEK US HOLDINGS, INC.

By: /s/ Edward Morgan
Name: Edward Morgan
Title: Vice President and Chief Financial Officer